                                                                    EXHIBIT 10.2

                                                                      Memorandum
[HONEYWELL LOGO]

Date:      July 17, 2003

To:        Richard F. Wallman

From:      Thomas W. Weidenkopf

Subject:   Employment Separation Agreement and Release

This Employment Separation Agreement and Release ("Agreement and Release") confirms our mutual understanding regarding your rights and benefits under the Honeywell International Inc. Severance Plan for Senior Executives ("Senior Severance Plan") incident to your termination of employment from Honeywell International Inc., its predecessor companies, affiliates, subsidiaries and business units, past and present ("Honeywell" or the "Company"). By signing this Agreement and Release, you hereby acknowledge that these benefits are in full satisfaction of all rights to termination or severance related benefits for which you may have been eligible or may claim to be eligible under any agreement or promise, whether written or oral, express or implied, or any Company sponsored severance plan (including the Senior Severance Plan) or program.

Date of Termination

You have previously agreed to your separation from service from the Company. Accordingly, your last day of work will be August 31, 2003 ("Last Day of Active Employment").

Vacation Pay

Unused current year accrued vacation pay shall be paid out as a lump sum as soon as practicable after your Last Day of Active Employment. You are entitled to 13 days of unused current year accrued vacation pay. Current year vacation pay ceases to accrue as of your Last Day of Active Employment.

After your Last Day of Active Employment, you shall be entitled to 20 days of pay attributable to your grandfathered vacation transition amount. Your grandfathered vacation transition amount shall be paid periodically in accordance with your normal pay cycle ("Grandfathered Vacation Period").

Severance Pay

Provided you sign and return this Agreement and Release in the form provided to you, you shall receive 18 months of base salary continuation ("Base Salary Continuation Pay"). Your Base Salary Continuation Pay shall be paid periodically, commencing September 30, 2003, in accordance with your normal pay cycle for the first twelve (12) months. The remaining six (6) months of your Base Salary Continuation Pay shall be paid as a lump sum twelve (12) months after the end of your Grandfathered Vacation Period.

The period commencing September 30, 2003 and ending March 29, 2005 is hereinafter referred to as your "Salary Continuation Period". The period commencing on the day following your Last Day of Active Employment and ending on the last day of your Salary Continuation Period is referred to herein as the "Benefit Period".

During your Salary Continuation Period, you shall be eligible for a short-term incentive compensation award in accordance with the terms of the Senior Severance Plan ("Bonus Continuation Pay"). The amount of such award for each calendar year which contains a portion of your Salary Continuation Period shall be calculated by (i) multiplying your base salary by your incentive compensation target of 85%, and (ii) multiplying the product by a fraction, the numerator of which is the number of months of the Salary Continuation Period contained in the calendar year, and the denominator of which is 12. For purposes of this paragraph only, your Salary Continuation Period shall be deemed to commence on the first day of the month coincident with or next following the end of your Grandfathered Vacation Period. Incentive compensation payments hereunder will be paid in the first quarter of the calendar year following the applicable portion of your Salary Continuation Period with respect to which the incentive compensation award is being paid.

The aggregate of your Base Salary Continuation Pay and Bonus Continuation Pay are hereinafter referred to as "Severance Pay".

The Company reserves the right in its sole discretion to continue your Severance Pay and/or certain benefits while you review this Agreement and Release, provided that this Severance Pay and benefits continuation shall in no event be construed as a waiver by the Company of the provision in the Senior Severance Plan making benefits contingent on execution of a release of claims in favor of the Company.

Provided that you have signed and returned this Agreement and Release in the form provided, in the event of your death after your Last Day of Active Employment, payment of any remaining Severance Pay owing under this Agreement and Release will be made to your estate.

All vacation and Severance Pay benefits are subject to federal, state and other applicable taxes and withholdings.

Employee Benefits

A general description of your rights to continued participation in your employee benefit plans is attached hereto as Exhibit A. Such description is for information purposes only and is not a part of this Agreement and Release.

Additional Consideration

In addition to the benefits to which you are entitled under the Senior Severance Plan, you shall be entitled to the following benefit(s) ("Additional Benefits"), provided you sign and return this Agreement and Release in the form provided to you:

1.       Short-Term Incentive Compensation Plan

         Under the AlliedSignal Inc. Incentive Compensation Plan for Executive Employees ("ICP Plan"), you are not entitled to receive a short-term incentive bonus for the current calendar year unless you are actively employed by the Company on the date short-term incentive bonuses are paid with respect to the current calendar year. Nevertheless, the Company will provide you with a 2003 short-term incentive bonus based upon your performance and contributions as an active employee during the current calendar year, as well as the Company's performance for such year. The Company reserves sole discretion regarding the amount and payment, if any, of any bonus attributable to the current calendar year. The bonus will be paid in accordance with the provisions of the ICP Plan, anticipated to be during the first quarter of the next calendar year. Any such bonus shall not include any period for which you have already received or will receive a short-term incentive compensation award.

2.       Stock Options


---------------------------------------------------------------------------------------
         Grant              Exercise         #              Vesting         Expiration
         Date                Price        Unvested                             Date
---------------------------------------------------------------------------------------
         7/16/2001          $36.27         60,000         Will vest as        7/15/2011
                                                          scheduled on
                                                            1/1/2004
---------------------------------------------------------------------------------------

3.       Supplemental Pension Payment

         The previously funded benefits under the Honeywell International Inc. Supplemental Pension Plan ("SERP") that are currently being held in escrow for your benefit ("Previously Taxed Amounts") shall be paid to you in a single sum at the end of your Grandfathered Vacation Period.

Repayment of Loan

You have previously received a loan from the Company. Within three (3) days after you receive your Previously Taxed Amounts, you agree you will reimburse Honeywell the full amount of such outstanding loan, together with all accrued interest thereon. In October 2004, you and Honeywell will reconcile any outstanding cost issues related to such loan and a "true-up" of all amounts due and owing between the parties shall be effectuated.

Consideration for the Release

The Severance Pay and Additional Benefits (the "Consideration") are something of value that will be available to you only in return for your signed Agreement and Release in the form provided to you. If you choose not to sign this Agreement and Release in the form provided to you, you will not be entitled to the Consideration.

Contingencies

In order to receive the Consideration under this Agreement and Release, you must return this signed Agreement and Release in the form provided to Thomas W. Weidenkopf, 101 Columbia Road, Morristown, New Jersey 07962, no later than August 18, 2003.

In the event that before the end of your Benefit Period you (i) accept a position with the Company as an employee, or (ii) return to work at Honeywell as a leased employee, consultant or independent contractor, all Consideration under this Agreement and Release will terminate as of the date your employment with the Company resumes. In such event, all Consideration paid to you before you are reinstated or rehired shall be considered to be valuable legal consideration to which you were not otherwise entitled and the Release of Claims and Confidentiality provisions of this Agreement and Release shall remain in effect and fully enforceable.

Subject to the preceding paragraph, your acceptance of a position with another company will not affect your eligibility for the Consideration under this Agreement and Release. However, the Company reserves the right to cancel your Consideration in the event that you engage in activities determined to be significantly detrimental to the Company's interests, including, without limitation, (i) recruiting, hiring or soliciting Honeywell employees for employment or the performance of services with a competing company, (ii) breach of any obligations under any confidentiality agreement or intellectual property agreement, (iii) making knowingly false or misleading statements about the Company or its products, officers or employees to competitors, customers, potential customers or to current or former employees of the Company, (iv) commission of any fraud or misappropriation of property, proprietary information, intellectual property or trade secrets of the Company for personal gain or for the benefit of another party, (v) engaging in intentional misconduct substantially damaging to the property or business of the Company, (vi) holding yourself out as an active Honeywell employee, and (vii) materially breaching any of the terms of this Agreement and Release.

For at least six months after your Salary Continuation Period ends, your eligibility to return to work at Honeywell as a Honeywell employee, as a leased employee or as an independent contractor or consultant shall be subject to the Company's policies on contingent workers.

Release Of Claims

In exchange for the Consideration, you do hereby waive and do hereby release, knowingly and willingly, Honeywell International Inc., its future parent corporations, its predecessor companies, its past, present and future divisions, subsidiaries, affiliates and related companies and their successors and assigns and all past, present and future directors, officers, employees and agents of these entities, personally and as directors, officers, employees and agents (collectively the "Honeywell Group"), from any and all claims of any nature whatsoever you have arising out of your employment and/or the termination of your employment with the Honeywell Group, known or unknown, including but not limited to any claims you may have under federal, state or local employment, labor, or anti-discrimination laws, statutes and case law and specifically claims arising under the federal Age Discrimination in Employment Act, the Civil Rights Acts of 1866 and 1964, as amended, the Americans with Disabilities Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974 ("ERISA"), the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Labor-Management Relations Act, the Equal Pay Act and the Worker Adjustment Retraining and Notification Act, the New Jersey Law against Discrimination, as amended, the New Jersey Equal Pay Act, the New Jersey Smokers' Rights Law, the New Jersey Family Leave Act, the New Jersey Constitution, the New Jersey Conscientious Employee Protection Act, New Jersey common law and any and all other applicable state, county or local statutes, ordinances or regulations including claims for attorneys' fees; provided, however, that this release does not apply to claims for benefits under Honeywell Group sponsored benefit plans covered under ERISA (other than claims for severance and severance related benefits), does not apply to claims arising out of obligations expressly undertaken in this Agreement and Release, and does not apply to claims arising out of any act or omission occurring after the date you sign this Agreement and Release. All claims, including contingent claims, for incentive compensation awards under any Honeywell Group plan or payroll practice, along with any claims under any state wage and hour laws, are specifically subject to this release of claims. Any rights to benefits (other than severance benefits) under Honeywell Group sponsored benefit plans are governed exclusively by the written plan documents.

You acknowledge and understand that you have accepted the Consideration referenced in this Agreement and Release in full satisfaction of all claims and obligations of the Honeywell Group to you regarding any matter or incident up to the date you execute this Agreement and Release (except to the extent expressly excepted from the terms of this Agreement and Release) and you affirmatively intend to be legally bound thereby.

You hereby agree and acknowledge that you are not entitled to receive any additional payments or benefits from the Honeywell Group related to your employment or termination of employment other than as expressly provided herein.


Cooperation and Nondisclosure

In further exchange for the Consideration you receive under this Agreement and Release, you agree to cooperate fully with the Company in any matters that have given or may give rise to a legal claim against the Company, and of which you are knowledgeable as a result of your employment with the Company. This requires you, without limitation, to (1) make yourself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for your out of pocket costs, (2) maintain the confidentiality of all Company privileged or confidential information including, without limitation, attorney-client privileged communications and attorney work product, unless disclosure is expressly authorized by the Company's law department, and (3) notify the Company promptly of any requests to you for information related to any pending or potential legal claim or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting a representative of the Company to be present during any communication of such information.

Confidentiality

Subject to the covenants in Exhibit B, you agree not to disclose or cause any other person to disclose to third parties, including employees of the Company, the terms of this Agreement and Release; provided, however, that you have the right to disclose the terms of this Agreement and Release to your spouse, your financial/tax advisor and your attorney and in response to a governmental inquiry, including a governmental tax audit or a judicial subpoena. You understand that your breach of this confidentiality provision shall excuse the Company from performing further under this Agreement and Release, and the Company shall be entitled to repayment of the Consideration provided hereunder upon demand. You agree that neither this Agreement and Release nor any version of this Agreement and Release shall be admissible in any forum as evidence against the Company or you except in a proceeding to enforce this Agreement and Release. This Agreement and Release does not constitute an admission of wrongdoing by either party.

You acknowledge and agree that any agreements signed by you relating to intellectual property and confidential information acquired by you as a result of your employment with the Company remain in full force and effect and place legal obligations upon you that continue beyond your employment with the Company. In further exchange for the Consideration you receive under this Agreement and Release, you agree to abide by the confidentiality and intellectual property covenants set forth in Exhibit B attached hereto with respect to knowledge acquired during your employment with the Company. You hereby agree that the covenants appearing at Exhibit B are a material part of this Agreement and Release.

Compliance With Sarbanes-Oxley Act

Nothing in this Agreement and Release (or any exhibit or attachment thereto) shall be construed to prohibit you from reporting any accounting, internal accounting control, or auditing matter to any federal regulatory agency, any federal law enforcement agency, or any Member of Congress or any committee or subcommittee of Congress. Nor shall this Agreement and Release (or any exhibit or attachment thereto) be construed to prohibit you from engaging in any activity protected by 18 U.S.C. 'SS' 1514A.

Severability; Entire Agreement; No Oral Modifications; No Waivers

Should any of the provisions of this Agreement and Release (other than the Release of Claims provision) be determined to be invalid by a court of competent jurisdiction, the parties agree that this shall not affect the enforceability of the other provisions of the Agreement and Release. In such case, the parties shall renegotiate the invalidated provision(s) in good faith to effectuate its/their purpose and to conform the provision(s) to applicable law. This Agreement and Release constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. This Agreement and Release may be amended or modified only by an agreement in writing. The failure by the Company to declare a breach or otherwise to assert its rights under this Agreement and Release shall not be construed as a waiver of any right the Company has under this Agreement and Release.

Acknowledgments And Certifications

You acknowledge and certify that you:

(a) have read and understand all of the terms of this Agreement and Release and do not rely on any representation or statement, written or oral, not set forth in this Agreement and Release;

(b) have had a reasonable period of time to consider this Agreement and Release;

(c)      are signing this Agreement and Release knowingly and voluntarily;

(d) have been advised to consult with an attorney before signing this Agreement and Release;

(e) have the right to consider the terms of this Agreement and Release for 21 days and if you take fewer than 21 days to review this Agreement and Release, you hereby waive any and all rights to the balance of the 21 day review period; and

(f) have the right to revoke this Agreement and Release within 7 days after signing it, by providing written notice of revocation to your Human Resources representative. If you revoke this Agreement and Release during this 7-day period, it becomes null and void in its entirety.



THIS IS A LEGALLY ENFORCEABLE DOCUMENT.



                                            HONEYWELL INTERNATIONAL INC.

/s/ Richard F. Wallman                      By: /s/ Thomas W. Weidenkopf
-----------------------------                  -------------------------
Richard F. Wallman                             Thomas W. Weidenkopf
                                               Senior Vice President Human
                                               Resources and Communications


Dated: 8/11/03                               Dated: 8/15/03
       --------------------------                   -----------------------

                                    EXHIBIT A

                                     SUMMARY

                                       OF

                                EMPLOYEE BENEFITS

All capitalized terms in this description have the meaning set forth in the main body of the Agreement and Release, unless otherwise noted herein.

This employee benefits description is applicable only with respect to eligible employees receiving periodic severance payments under the Senior Severance Plan, is for information purposes only and is not intended to constitute additional consideration for the execution of the Agreement and Release. Moreover, this description is not intended to supplant the applicable plan documents and summary plan descriptions. If you have specific questions regarding any employee benefit plan, please consult the applicable plan document and summary plan description. In the event of any conflict between this description and the actual employee benefit plan document, the employee benefit plan document shall control. The Company reserves the right, in its sole discretion, to amend, modify or terminate its employee benefit plans at any time and for any reason.

Group Insurance Coverage

As long as the underlying plan so allows, you may elect to retain your coverage in the Company's group health insurance plans for active employees through September 30, 2004, except as otherwise provided below. The employee share of any premiums shall automatically be deducted from your Severance Pay unless you notify the Company, in writing, that you wish to cancel your insurance coverage.

Notwithstanding any provision herein to the contrary, eligibility for short-term disability coverage, long-term disability coverage and any business travel insurance that you may have will terminate as of your Last Day of Active Employment.

Your basic Company-sponsored life insurance coverage and accidental death and dismemberment coverage will end on September 29, 2004. You may convert your basic Company-sponsored life insurance coverage and accidental death and dismemberment coverage to individual coverage by contacting Honeywell's HR Service Center at 1-877-258-3699, Option 4, to request the required conversion forms. You must apply for conversion of coverage on the approved forms within 31 days after September 29, 2004.

You may elect to retain any Group Universal Life Insurance (GUL) coverage you have through September 29, 2004. If you wish to continue your GUL insurance beyond September 29, 2004 on a direct pay basis, you can contact CIGNA at 800-243-3264.

As noted above, your active Honeywell group health insurance coverage will expire on September 30, 2004. At that time, you may elect to continue your group medical and dental insurance coverage pursuant to the federal COBRA law, assuming you have not allowed this coverage to expire. Honeywell's COBRA administrator will be contacting you after September 30, 2004 to provide you with further details and election forms. COBRA coverage is totally employee paid and is generally available at the rate of one hundred two percent (102%) of the applicable premium.

Flexible Spending Accounts

As long as the underlying plan so allows, you may elect to retain your coverage in the Company's Section 125 plan, including both health and dependent care flexible spending accounts, through September 30, 2004. Any amounts you elect to contribute to a flexible spending account shall automatically be deducted from your vacation and Severance Pay. If, at the time you cease to be treated as an active employee for Section 125 plan purposes, you are eligible to continue coverage in your health flexible spending account pursuant to the federal COBRA law, you will be notified by the Company's COBRA administrator.

Honeywell Savings Plan and Supplemental Savings Plan

As long as the underlying plans so allow, you may continue to participate in the Company's savings plan and, if applicable, supplemental savings plan during first twelve (12) months of your Salary Continuation Period to the extent otherwise permissible under applicable law. Your current deductions will continue during first twelve (12) months of your Salary Continuation Period unless you decide to change or terminate your contributions. At the end of the first twelve (12) months of your Salary Continuation Period, you will receive information relating to the distribution of your Savings Plan account balance, if any. Your account, if any, in the Company's supplemental savings plan will be paid to you in accordance with your previous payment election(s).

Pension Plans

You have a non-forfeitable right to an accrued tax qualified pension benefit under the Honeywell Retirement Earnings Plan ("REP"). In addition, you have a vested SERP benefit. As of October 1, 2004, you can commence the receipt of both your REP and SERP benefits (the SERP benefits shall be adjusted for the Previously Taxed Amounts. Please consult your plan's Summary Plan Description if you have general questions regarding your REP benefit. If you have specific questions or would like more detailed information regarding your pension benefits (including the estimated amount of your pension entitlement, the optional forms of benefit available to you, your vested status and when you can commence the receipt of such benefits), please contact the Retirement Pension Planning Department at 877-258-3699, option 5.

In addition, because your eligibility to participate in the Company's retiree medical programs is dependent, among other factors, on the pension plan in which you participate, information regarding your rights to retiree medical coverage can be provided by contacting the Retirement Pension Planning Department at 877-258-3699, option 5.

Unemployment Insurance

You may be eligible for unemployment benefits. You should contact your local unemployment office.

Stock Options

You currently have 901,500 vested stock options. You may exercise the vested stock options in accordance with the following schedule:


        --------------------------------------------------------------
              Grant           Exercise        #         Expiration
               Date            Price        Vested         Date
        -------------------------------------------------------------
             2/1/1996          $25.32       49,000       1/31/2006
        -------------------------------------------------------------
             2/5/1999          $41.41      100,000       2/4/2009
        --------------------------------------------------------------
            12/3/1999          $63.00      175,000       12/2/2009
        --------------------------------------------------------------
            3/24/2000          $47.85      437,500       3/23/2010
        --------------------------------------------------------------
            7/16/2001          $36.27      140,000       7/15/2011
        --------------------------------------------------------------
                     Total                 901,500
        --------------------------------------------------------------

You may access your stock option account via the Internet at www.benefitaccess.com, via the Honeywell intranet, or by contacting the Honeywell Stock Option Service Center at Salomon Smith Barney at 1-888-723-3391.

Restricted Units

The 17,500 performance restricted units granted on December 3, 1999 will be forfeited.

Deferred Incentive Compensation and Deferred Salary

Your eligibility to participate in the Deferred Incentive and Deferred Salary programs will end on the end of your Grandfathered Vacation Period. Any deferred incentive compensation and deferred salary account balances, plus interest at the "applicable interest rate" (determined pursuant to the applicable program), will be paid in accordance with your previous payment and change in control elections.

Executive Third Party Liability Insurance Coverage

Your participation in the Company-sponsored third-party liability insurance coverage program will expire on your Last Day of Active Employment.

Flexible Perquisite Program

You will continue to be eligible for the Company's flexible perquisite program through the end of the calendar quarter commencing after your Last Day of Active Employment. Your final payment of $12,500 will be made in October 2003.

Other Officer Benefits and Perquisites

Your coverage under the Supplemental Long Term Disability and the Survivor Benefit programs will end as of your Last Day of Active Employment.

Housing Allowance

Your housing allowance will end as of the last day of the month that contains your Last Day of Active Employment.

                                    EXHIBIT B

                          HONEYWELL INTERNATIONAL INC.
                Agreement Relating to Honeywell's Trade Secrets,
                    Proprietary and Confidential Information


In consideration of the receipt of my Severance Pay, I understand and agree that:

1. Records of Inventions. I have kept complete and current written records of all Inventions I Made during the period of time I was employed by Honeywell and promptly disclosed all such Inventions in writing to Honeywell for the purpose of adequately determining Honeywell's rights in each such Invention. I will supplement any such disclosures to the extent Honeywell may request that I do so. If I have any doubt as to whether or not to disclose an Invention to Honeywell, I will disclose it.

2. Disclosure of Inventions after Termination. I will promptly and completely disclose in writing to Honeywell's Law Department all Inventions that I Make during the one year immediately following the end of my employment by Honeywell which relate either to my work assignment at Honeywell or to Honeywell's Trade Secrets, Proprietary and Confidential Information for the purpose of determining Honeywell's rights in each such Invention. I will not file any patent application relating to any such Invention without the prior written consent of Honeywell's Law Department. If I do not prove that I Made the Invention entirely after leaving Honeywell's employment, the Invention is presumed to have been made during the period of time I was employed by Honeywell. I acknowledge that the conditions of this paragraph are no greater than is necessary for protecting Honeywell's interests in Honeywell's Trade Secrets, Proprietary and Confidential Information and in Inventions to which it is rightfully entitled.

3. Ownership of Inventions. Each and every Invention I Made during the period of time I was employed by Honeywell (a) which relates directly to the business of Honeywell or to Honeywell's actual or demonstrably anticipated research or development, or (b) which resulted from any work I performed for Honeywell is the sole and exclusive property of Honeywell and I agree to assign and hereby assign my entire right, title and interest in each such Invention to Honeywell. Each Invention I Made during the period of time I was employed by Honeywell for which no equipment, supplies, facility or trade secret information of Honeywell was used and which was developed entirely on my own time is my property, unless
(a) the Invention relates directly to the business of Honeywell or to Honeywell's actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by me for Honeywell. If I assert any property right in an Invention I Made during the period of time I was employed by Honeywell, I will promptly notify Honeywell's Law Department in writing.

4. Cooperation with Honeywell. I will assist and fully cooperate with Honeywell in obtaining, maintaining, and asserting the fullest measure of legal protection, which Honeywell elects to obtain, maintain or assert for Inventions in which it has a property right. I will also assist and fully cooperate with Honeywell in defending Honeywell against claims of violation of the intellectual property rights of others. I will be paid my reasonable expenses in assisting, and cooperating with, Honeywell. I will execute any lawful document Honeywell requests me to execute relating to obtaining, maintaining or asserting legal protection for any said Invention or in defending against claims of the violation of the intellectual property rights of others (including, but not limited to, executing applications, assignments, oaths, declarations, and affidavits) and I will make myself available for interviews, depositions and testimony. In the event that Honeywell is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any other reason whatsoever, I hereby irrevocably designate and appoint Honeywell and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any such application or applications, and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by me.

5. Preemployment Inventions. On Schedule A, which is an integral part of this Exhibit A, I have completely identified (without disclosing any trade secret, proprietary or other confidential information) every Invention I Made before my employment by Honeywell in which I have any ownership interest and which is not now the subject master of an issued patent or a printed publication. If I become aware of any projected or actual use of any such Invention by Honeywell, I will promptly notify Honeywell in writing of said use. Except as to the Inventions listed on Schedule A or those which are now the subject matter of an issued patent or a printed publication, I will not assert any rights against Honeywell with respect to any Invention Made before my employment by Honeywell.

6. Honeywell's Trade Secrets, Proprietary and Confidential Information. I will never, directly or indirectly, use Honeywell's Trade Secrets, Proprietary and Confidential Information (as hereinafter defined) except in furthering Honeywell's business nor will I disclose or disseminate Honeywell's Trade Secrets, Proprietary and Confidential Information to anyone who is not an officer, director, employee, attorney or authorized agent of Honeywell without the prior written consent of Honeywell's Law Department unless the specific item of Honeywell's Trade Secrets, Proprietary and Confidential Information: (a) is now in, or hereafter becomes (through no breach of these covenants) general public knowledge, or (b) prior to my disclosure, dissemination or use, was lawfully acquired by me without any obligation to retain the information in confidence. In this connection, I will not publish any of Honeywell's Trade Secrets, Proprietary and Confidential Information for dissemination outside Honeywell or file any patent application relating to any Invention I Make during the period of time I was employed by Honeywell without the prior written approval of Honeywell's Law Department. I will execute any agreement relating to the protection of Honeywell's Trade Secrets,

Proprietary and Confidential Information or such information of any third party whose intellectual property Honeywell is under a legal obligation to protect if Honeywell requests that I do so. I will not engage without the prior written consent of Honeywell's Law Department, either during the period of time I was employed by Honeywell or for a period of two years after that employment, in any activity or employment in the faithful performance of which it could be reasonably anticipated that I would use or disclose Honeywell's Trade Secrets, Proprietary and Confidential Information. All documents and tangible things embodying or containing Honeywell's Trade Secrets, Proprietary and Confidential Information are Honeywell's exclusive property. I had access to them solely for the performance of my duties during my employment with Honeywell. I will protect the confidentiality of their content and comply with all security policies and procedures that may, from time to time, have been established by Honeywell. I have returned all of them, along with all copies, facsimiles and specimens of them and any other tangible forms of Honeywell's Trade Secrets, Proprietary and Confidential Information in my possession, custody or control to Honeywell before leaving the employment of Honeywell.

I understand that I have the right to use or practice any skill or expertise generally associated with my employment but not special or unique to Honeywell, but that I do not have the right to use, practice or disclose Honeywell's Trade Secrets, Proprietary and Confidential Information for my own benefit or for the benefit of any third party.

7. Trade Secrets, Proprietary or Confidential Information from Previous Employment. I certify that I have not disclosed or used, during my employment by Honeywell, any trade secrets, proprietary or confidential information that I acquired as a result of any previous employment or under a contractual obligation of confidentiality before my employment by Honeywell. I understand that Honeywell has no interest in, and will not accept disclosure by me of, any confidential information that belongs to a third party.

8. Non-Solicitation of Honeywell Employees. I acknowledge that Honeywell has invested significant time and money to recruit and retain its employees. Therefore, recognizing that in the course of my employment I have obtained valuable information about Honeywell employees, their respective talents and areas of expertise, I agree that for a period of one (1) year following my termination of employment from Honeywell for any reason, I will not, directly or indirectly, (i) cause any individual previously employed by Honeywell to be employed by any person or entity other than Honeywell unless such individual has not been employed by Honeywell for at least 12 months, (ii) participate in any manner in the employment of any such individual by any person or entity other than Honeywell unless such individual has not been employed by Honeywell for at least 12 months, or (iii) in any way induce or attempt to induce such individual to leave the employment of Honeywell.

9. Non-Solicitation of Honeywell Customers. I acknowledge that Honeywell has invested significant time and money to develop valuable, continuing relationships with existing and prospective clients and customers. Therefore, recognizing that in the course of my employment I have obtained valuable information about Honeywell customers and



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their requirements, I agree that, for a period of two years following my termination of employment from Honeywell for any reason, I will not solicit or attempt to solicit, directly or indirectly, for my own account or for others, any existing clients or customers of Honeywell with whom I had contact or of whom I became aware while employed by Honeywell during the two year period prior to my termination, or any prospective clients or customers of Honeywell with whom I had contact and with whom Honeywell took significant steps to do business during the two year period prior to my termination, for the purpose of inducing such clients or customers to cease doing business with Honeywell or to purchase, lease or utilize products or services which are competitive with, are similar to, or which may be used as substitutes for any products or services offered by Honeywell.

10. Notice to Future Employers. For the period of two years immediately following the end of my employment by Honeywell, I will inform each new employer, prior to accepting employment, of the existence of this Exhibit A and provide that employer with a copy of it. Honeywell has the right to inform any future employer of the existence of this Exhibit A and to provide any future employers with a copy of it.

11. Copyright. As to all works prepared by me which were: (i) within the scope of my employment; or (ii) based upon information I acquired from Honeywell which is not normally made available to the public; or (iii) commissioned by Honeywell, but not within my scope of employment, I hereby agree to:

     (a) submit to Honeywell's Law Department for approval prior to publication or oral dissemination;

     (b) assign all right, title and interest in and to the copyright in all such works to Honeywell; and

     (c) waive any claim of moral rights, author's rights, droit moral, or any equivalent rights to the extent necessary or permitted by law.

I hereby release and allow Honeywell to use, for any lawful purpose, any voice reproduction, photograph, or other video likeness of me made in the course of my employment.

12. Identity of Future Employer. Upon termination of employment, whether termination be voluntary or involuntary, if reasonably requested by Honeywell, I shall advise Honeywell of the name and address of my intended future employer.

13. Successors; Binding Agreement. This Exhibit A binds my heirs, executors, administrators, legal representatives and assigns and inures to the benefit of Honeywell and its successors and assigns. Only a written amendment executed by both Honeywell and myself can modify this Exhibit A.



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14. Survival of Covenants. These obligations will continue after, and survive, the end of my employment by Honeywell.

15. Remedies. I acknowledge that a remedy at law for any breach or threatened breach of the provisions of this Exhibit A would be inadequate and therefore agree that Honeywell shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach. In the event a court determines that I have breached or threatened to breach the covenants in this Exhibit A, I agree to reimburse Honeywell for all attorneys' fees and costs incurred in enforcing the terms hereof. Nothing contained herein shall be construed as prohibiting Honeywell from pursuing any other remedies available for any such breach or threatened breach against me or my then-current employer which may include, but shall not be limited to, contract damages, lost profits and punitive damages.

16. Validity. It is the desire and intent of the parties hereto that the provisions of this Exhibit A shall be enforced to the fullest extent permissible. Accordingly, if any particular provision of this Exhibit A shall be adjudicated to be invalid or unenforceable, the court may modify or sever such provision, with such modification or deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Exhibit A shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The remaining provisions of this Exhibit A shall remain in full force and effect.

17. Governing Law. The terms of this Exhibit A shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of law.

18. Descriptive Headings. The headings and captions in this Exhibit A are inserted for convenience only and shall not in any way affect the meaning or construction of its terms.

19. Definitions

    (a) "Honeywell" collectively identifies Honeywell International Inc. (a Delaware corporation having a place of business at Columbia Road and Park Avenue, Morris Township, Morris County, New Jersey), its predecessors, successors and its past, present and future operating companies, divisions, subsidiaries, affiliates and business units, including businesses acquired by the purchase of assets or stock, merger or otherwise.

    (b) "Trade Secrets, Proprietary and Confidential Information" means information which is not generally known in the industries in which Honeywell is engaged, which may be disclosed to me or which I may


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




          learn, observe, discover or otherwise acquire during, or as a result of, my employment by Honeywell, and which includes, without limitation, any information, whether patentable, patented or not, relating to any existing or contemplated products, inventions, services, technology, concepts, designs, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, methods, techniques, and including information relating to any research, development, manufacture, purchasing, engineering, know-how, business plans, sales or market methods, methods of doing business, customer lists, customer usages or requirements, or supplier information, which is owned or licensed by Honeywell or held by Honeywell in confidence.

     (c) "Invention" includes not only inventions (whether or not patentable), but also innovations, improvements, discoveries, ideas and all other forms of intellectual property (including, but not limited to, copyright works and mask works), whether or not any of the foregoing constitutes trade secret or other confidential information.

     d) "Make" or "Made", when used in relation to Inventions, includes any one or any combination of (i) conception, (ii) reduction to practice or (iii) development of an Invention, and is applicable without regard to whether the individual is a sole or joint inventor.



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                                   SCHEDULE A

INVENTIONS I MADE BEFORE THE TERM OF MY EMPLOYMENT BY HONEYWELL IN WHICH I HAVE AN OWNERSHIP INTEREST WHICH ARE NOT THE SUBJECT MATTER OF ISSUED PATENTS OR PRINTED PUBLICATIONS:

(If there are none, please enter the word "NONE")

NOTE: Please describe each such Invention without disclosing confidential information.


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